UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12.

PRAXAIR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

Name
Address
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders of Praxair, Inc. to be held on April 26, 2011
Under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Praxair, Inc. Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request a paper or e-mail copy. The items to be voted on and location of the annual meeting are on the reverse side of this notice. Your vote is important.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and the 2010 Form 10-K and Annual Report are available at:

2010 Form 10-K and Annual Report: www.praxair.com/annualreport
2011 Notice of Meeting and Proxy Statement: www.praxair.com/proxy
Easy Online Access — A Convenient Way to View proxy materials and Vote.
When you go online to view the proxy materials, you can also vote your shares. Please have this notice and the control number printed below available when you access the website to vote.
Step 1: Go to www.proxyvotenow.com/pxa (the proxy materials are also available to view on this site).
Step 2: Follow the instructions on the screen to log in.
Step 3: Make your selection as instructed on each screen to select delivery preferences and vote.

How to Obtain a Copy of the Proxy Materials
If you want to receive a paper or e-mail copy of the proxy materials, you must request one; otherwise, you will not receive a paper or e-mail copy. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 12, 2011 to facilitate timely delivery.
[Control Number]

Annual Shareholder Meeting Notice
The Annual Meeting of Shareholders of Praxair, Inc. will be held at the Danbury Plaza Hotel, 18 Old Ridgebury Road, Danbury, Connecticut 06810, on Tuesday, April 26, 2011 at 9:30 a.m.
The Proposals to be voted on at the meeting are:
1.	Election as directors of the following 10 nominees to serve until the 2012 Annual Meeting of shareholders and the election and qualification of their successors: Stephen F. Angel, Oscar Bernardes, Nance K. Dicciani, Edward G. Galante, Claire W. Gargalli, Ira D. Hall, Raymond W. LeBoeuf, Larry D. McVay, Wayne T. Smith, Robert L. Wood.

2.	Proposal to approve, on an advisory and non-binding basis, the compensation of Praxair’s Named Executive Officers as disclosed in the 2011 Proxy Statement.

3.	Proposal to recommend, on an advisory and non-binding basis, the frequency of holding future advisory votes on Named Executive Officer compensation.

4.	Proposal to approve Performance Goals under Praxair’s Section 162(m) Plan.

5.	Proposal to approve amendments to the 2009 Praxair, Inc. Long Term Incentive Plan to add non-employee directors as eligible participants.

6.	Proposal to ratify the appointment of the independent auditor.
The Board of Directors recommends that you vote FOR each of the nominees for election as directors and FOR proposal 2, 4, 5 and 6; and FOR the ONE YEAR shareholder advisory vote alternative in proposal 3.
THIS IS NOT A PROXY VOTING CARD. To vote your shares, you must vote online or if you want to cast your vote using a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions at the bottom of this page. If you wish to attend and vote at the meeting, please bring this notice with you. Directions to attend the meeting and meeting admission information can be found in the Proxy Statement and on our website at www.praxair.com/investors.

Here’s how to order a paper or e-mail copy of the proxy materials for this meeting and/or all future meetings (please have this notice and the control number printed on the reverse side available):
→	Telephone — Call us free of charge at 800-951-2405 from within the U.S., Canada or Puerto Rico using a touch-tone phone and follow the instructions to log in and order a copy of the proxy materials.

→	Internet — Go to http://www.cfpproxy.com/5312. Follow the instructions to log in and order a copy of the proxy materials.

→	E-mail — Send an e-mail message to fulfillment@rtco.com with “Praxair Proxy Materials Order” in the subject line and, in the body of the message, your full name and address and the control number printed on the reverse side. State whether you wish to receive a paper or e-mail copy of the proxy materials and whether your request is for this meeting and/or all future meetings.
To facilitate timely delivery, all requests for a paper or e-mail copy of the proxy materials must be received on or before April 12, 2011.